Exhibit 99.4

© 2013 Sunshine Heart, Inc. Progress of the Fully Implantable System TCT – October 2013 www.sunshineheart.com

Forward Looking Statement This presentation contains forward-looking statements. All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties. Various factors could cause actual results to differ materially from these statements including timing, clinical enrollment, clinical results, financing availability, product sales and marketing or efficacy of products, and the other risks set forth under the caption “Risk Factors” and elsewhere in our periodic and other reports filed with the U.S. Securities and Exchange Commission, including our Annual Report or Form 10-K for the fiscal year ended December 31, 2012. Although the Company believes that the forward-looking statements are reasonable and based on information currently available, it can give no assurances that the Company’s expectations are correct. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Caution: C-Pulse ® is an investigational device. The device is limited by federal (United States) law to investigational use only. C-Pulse is a registered trademark of Sunshine Heart Inc. 1 © 2013 Sunshine Heart, Inc. | Slide

C-Pulse II - Fully Implantable System Internal electro-hydraulic converter eliminates the percutaneous drive line and associated infection risks. Non-blood contacting Non-obligatory CAUTION: Investigational device, limited by Federal (or United States) Law to Investigational Use C-Pulse II Overview

C-Pulse II - Fully Implantable System Internal electro-hydraulic converter eliminates the percutaneous drive line and associated infection risks. Non-blood contacting Non-obligatory No percutaneous drive line CAUTION: Investigational device, limited by Federal (or United States) Law to Investigational Use C-Pulse II Overview:

 CAUTION: Investigational device, limited by Federal (or United States) Law to Investigational Use C-Pulse II Overview: C-Pulse II - Fully Implantable System Internal electro-hydraulic converter eliminates the percutaneous drive line and associated infection risks. Non-blood contacting Non-obligatory No percutaneous drive line No implanted battery

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Eliminating the driveline is not a new idea... © 2012 Sunshine Heart, Inc. Circa 1985

Arrow LionHeart LVAD First clinical TETS system

Arrow LionHeart LVAD First clinical TETS system

Arrow LionHeart LVAD First clinical TETS system

© 2013 Sunshine Heart, Inc. Where will clinical implementation of TETS technology first find traction?

© 2013 Sunshine Heart, Inc. SUNSHINE HEART C-pulse juxta-aortic balloon

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© 2013 Sunshine Heart, Inc. SUNSHINE HEART C-pulse juxta-aortic balloon Non-obligatory No blood contact so...

© 2013 Sunshine Heart, Inc. SUNSHINE HEART C-pulse juxta-aortic balloon

SUNSHINE HEART C-pulse II © 2013 Sunshine Heart, Inc.

SUNSHINE HEART C-pulse II

Electrohydraulic pump...

C-Pulse II – Leveraging powerful synergies Minnetronix Cirtec Medical Systems TEXAS HEART INSTITUTE at St. Luke’s Episcopal Hospital

Electrohydraulic pump- Rapidly inflates and deflates the juxta-aortic balloon (reproduces C-I physiology) EKG synchronized to provide counter-pulsation Balloon passively empties in the event of pump or power failure (essential) Leverages the incompressibility of silicone oil Compliance reservoir incorporated into the base of the pump Cirtec Medical Systems

C-Pulse II – Important IP progress

Cirtec Medical Systems Electrohydraulic pump-

How are we going to power it?

Trans-cutaneous Energy Transfer System (TETS) DC battery pack outside the body DC current is put through an oscillator to make AC AC current is put through a large electro-magnetic coil (1o) to generate an oscillating magnetic field Oscillating magnetic field goes through the skin Oscillating magnetic field is picked up by a tuned internal coil (2o) resulting in induction of AC current AC current rectified into DC used to charge internal battery and run the LVAD

Standard transformer

Inductive coupling through an air-gap

July 10, 1856 – January 7, 1943 Nikola Tesla

Newest systems are: Smaller size so easier to implant More energy efficient so improved battery life More tolerant of geometric misalignment © 2013 Sunshine Heart, Inc. Minnetronix Leaders in Transcutaneous Energy Transfer Systems (TETS)

Minnetronix Leaders in Transcutaneous Energy Transfer Systems (TETS)

Improvement in TETS component geometry and function Minnetronix

Improvement in TETS component geometry and function Minnetronix

Where are we going to test it?

TEXAS HEART INSTITUTE at St. Luke’s Episcopal Hospital

THI Cardio Vascular Research Lab ICU

THI Cardio Vascular Research Lab ICU

Surgical Implant and System Integration THI’s Cardio Vascular Research Lab The premiere large animal cardiovascular research lab in the world Domain dominance in development and implementation of heart failure technology Successful acute system implantation (first generation) 36 © 2013 Sunshine Heart, Inc. | Slide

Minimally Invasive Implantation Small incision Sternal-sparing No cardiopulmonary bypass

The SUNSHINE HEART C-Pulse II has the potential to be the first completely self-contained therapy for heart failure since the bi-ventricular pacer Lack of blood contact and non-obligatory feature make it the most likely candidate to leverage TETS in a mechanical circulatory assist device Pump innovation has facilitated development of a novel technology, avoiding the safety and regulatory risks of an implantable battery The system is well suited for implantation off-pump through a small sternal sparing incision, making it well suited for patients earlier in the course of heart failure © 2013 Sunshine Heart, Inc. In summary